                                                                 EXHIBIT G-3.2


RELIANT RESOURCES, INC., based in Houston, Texas, provides electricity and energy services to wholesale and retail customers in the U.S. and Europe, marketing those services under the Reliant Energy brand name. It has more than 21,000 megawatts of power generation capacity in operation, under construction or under contract in the U.S. The company also has wholesale trading and marketing operations and nearly 3,500 megawatts of power generation in operation in Western Europe. At the retail level, Reliant Resources provides a complete suite of energy products and services to 1.7 million electricity customers in Texas ranging from residences and small businesses to large commercial, institutional and industrial customers. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000). Neither Reliant Resources nor any of its subsidiary companies is a public-utility company or a holding company within the meaning of the Act.

Reliant Resources currently is a majority-owned subsidiary of Reliant Energy (NYSE: REI).

Applicants request that the Commission reserve jurisdiction over retention of the subsidiaries of Reliant Resources pending completion of the Distribution. In the event that it appears that the Distribution will not occur within one year of the date of the initial order, Applicants will file a post-effective amendment prior to the expiration of that one-year period.

RETAIL GROUP

Arkla Finance Corporation is a wholly-owned subsidiary of Reliant Resources, Inc. and provides financial services. It is an inactive subsidiary.

Reliant Energy Broadband, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. and a holding company for investments in broadband services. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that Reliant Energy Broadband, Inc. would also qualify as an "exempt telecommunications company" under Section 34 of the Act and, in the event the Distribution is not completed within one year of the date of the Initial Order, will file an application with the Federal Communications Commission ("FCC") for a determination of status as same.

Insync Internet Services, Incorporated is an inactive subsidiary.

Reliant Energy Communications, Inc. and its subsidiary Reliant Energy Communications (Delaware), LLC provide telecommunications and internet services. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that each of these entities would also qualify as an "exempt telecommunications company" under Section 34 of the Act. During the third quarter of 2001, management decided to exit this business. Substantially all of the assets were sold in the first quarter of 2002.

Reliant Energy Net Ventures, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. and invests in e-business ventures. Reliant Energy CapTrades Holding Corp. is the limited partner of CapTrades, LP. CapTrades GP, LLC is a wholly-owned subsidiary of Reliant Energy Net Ventures, Inc. and is the general partner of CapTrades, LP. CapTrades, LP is a limited partnership of Cap Trades, LLC and Reliant Energy CapTrades Holding Corp. and invests in e-commerce development. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19,
2000), citing GPU, Inc., Holding Co. Act Release No. 27165 (Apr. 14, 2000) (authorizing registered holding company to engage in telecommunications activities). Applicants believe that each of these entities would also qualify as an "exempt telecommunications company" under Section 34 of the Act and, in the event the Distribution is not completed within one year of the date of the Initial Order, will file an application with the Federal Communications Commission ("FCC") for a determination of status as same.

Reliant Energy Retail Holdings, LLC is a wholly-owned subsidiary of Reliant Resources, Inc. and a holding company for retail sales subsidiaries. Reliant Energy Customer Care Services, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and provides retail customer service.
Reliant Energy Retail Services, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and provides retail customer service. Reliant Energy Electric Solutions, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and provides retail customer service. Reliant Energy Solutions, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and provides integrated energy solutions to large commercial customers. Reliant Energy Solutions California, Inc. is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and provides integrated energy solutions to large commercial customers in California. Reliant Energy Capital, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and is the limited partner of Reliant Energy Capital, LP. Reliant Energy Capital, LP is a limited partnership of Reliant Energy Capital, LLC and Reliant Energy Solutions, LLC and is inactive. Reliant Energy Solutions Holdings, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and is the holding company for Reliant Energy Solutions East, LLC. Reliant Energy Solutions East, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and has applied for certification as a retail electric provider in the State of Pennsylvania.Texas Star Energy Company is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and is a namesaver not engaged in any active trade or business. StarEn Power, LLC is a wholly-owned subsidiary of Reliant Energy Retail Holdings, LLC and is certified retail electric provider in the State of Texas. See Rule 58(b)(1)(i) (defining energy related companies to include entities engaged in the "rendering of energy management services and demand-side management") and (b)(1)(v)(defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels").

Reliant Energy Services, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. and is authorized by the Federal Energy Regulatory Commission ("FERC") to sell power at market-based rates. NorAm Energy Services, Inc., Docket No. ER94-1247-000 (July 25, 1994), and Reliant Energy Services, Inc., Docket No. ER99-1801-000 (1999). Reliant Energy Services Channelview LLC is a wholly-owned subsidiary of Reliant Energy Services, Inc. and markets power for Reliant Energy Channelview, LP. Reliant Energy Services Desert Basin, LLC is a wholly-owned subsidiary of Reliant Energy Services, Inc. and will provide power marketing for Reliant Energy Desert Basin, LLC. See Rule 58 (b)(1)(v)(defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels").

Reliant Energy Gas Storage, LLC is a wholly-owned subsidiary of Reliant Energy Services, Inc. and is developing gas storage facilities. Reliant Energy Gas Storage Napoleonville, LLC is a wholly-owned subsidiary of Reliant Energy Gas Storage, LLC and is developing a gas storage facility in Louisiana. Reliant Energy Services Mid-Stream, LLC is a wholly-owned subsidiary of Reliant Energy Services, Inc. and operates and services unregulated natural gas pipelines. Reliant Energy Services New Mexico, LLC is a wholly-owned subsidiary of Reliant Energy Services, Inc. and markets natural gas. Under Rule 58(b)(2)(i), gas registered holding companies may acquire the securities of companies engaged in "gas-related activities" within the meaning of Section 2(a) of the Gas-Related Activities Act of 1990, without Commission approval. See also PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000) (authorizing retention of gas gathering operations) and Rule 58(b)((1)(ix).

Reliant Energy Services International, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. and is a holding company for Canadian trading and marketing. Reliant Energy Services Canada, Ltd. is a wholly-owned subsidiary of Reliant Energy Services International, Inc. and engages in trading and marketing services in Canada. See Cinergy Corp., Holding Co. Act Release No. 27393 (May 4,
2001) (authorizing Cinergy to engage, indirectly through any one or more of Cinergy's existing or future nonutility subsidiaries, in the brokering and marketing of energy commodities in the United States and Canada).

Reliant Energy Trading Exchange, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. and is a holding company for minority investments in trading and marketing e-commerce. Energy Platform Trading Holding Company, Inc. is a trading and marketing company in which Reliant Energy Trading Exchange, Inc. owns approximately a 16% interest. IntercontinentalExchange, LLC is a trading and marketing company in which Reliant Energy Trading Exchange, Inc. owns approximately a 5% interest. These entities are retainable in reliance on Rule 58 (b)(1)(v)(defining energy related companies to include entities engaged in "the brokering and marketing of energy commodities, including but not limited to electricity or natural or manufactured gas or other combustible fuels")

Reliant Resources International Services, Inc. is an inactive wholly-owned subsidiary of Reliant Resources, Inc.

Reliant Energy Ventures, Inc. is a wholly-owned subsidiary of Reliant Resources, Inc. that provides venture capital for small energy-related companies, and owns approximately a 4.7 % interest in Itron, Inc., a Washington manufacturer of remote electric meters. See Exelon Corporation, Holding Co. Act Release No. 27256 (Oct. 19, 2000) (authorizing retention of interest in venture capital fund investing in energy-related businesses).

ReliantEnergy.com, Inc. is an inactive wholly-owned subsidiary of Reliant Resources, Inc.

WHOLESALE GROUP

RELIANT ENERGY POWER GENERATION, INC. is a wholly-owned subsidiary of Reliant Resources, Inc. that acquires, develops, and operates non-rate-regulated power generation projects throughout the United States and the Netherlands. It is a "project parent" consistent with Commission precedent. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Its subsidiaries are as follows:

Mid-Atlantic region

Reliant Energy Mid-Atlantic Development, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and a holding company for power development companies in the mid-Atlantic states. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Atlantic, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in New Jersey. Reliant Energy Erie West, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in Pennsylvania. Reliant Energy Gilbert, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in New Jersey. Reliant Energy Hunterstown, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in Pennsylvania. Reliant Energy Portland, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in Pennsylvania. Reliant Energy Seward, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in Pennsylvania. Reliant Energy Titus, LLC is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Development, Inc. and is developing a power generation facility in Pennsylvania. Reliant Energy Northeast Holdings, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and holding company for subsidiaries operating in the Mid-Atlantic region. Reliant Energy Northeast Generation, Inc. is a wholly-owned subsidiary of Reliant Energy Northeast Holdings, Inc. and holding company for subsidiaries operating in the Mid-Atlantic region. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Key/Con Fuels, LLC is a wholly-owned subsidiary of Reliant Energy Northeast Generation, Inc. and provides fuel for generation facilities in Pennsylvania. See Rule 58(b)(1)(ix).

Reliant Energy Mid-Atlantic Power Holdings, LLC is a wholly-owned subsidiary of Reliant Energy Northeast Generation, Inc. and holding company for subsidiaries operating in the Mid-Atlantic region. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

In 1999, Reliant Resources indirectly acquired certain capacity from unaffiliated EWGs. This capacity is now owned by: Reliant Energy Maryland Holdings, LLC, which is a wholly-owned subsidiary of Reliant/Energy Mid-Atlantic Power Holdings, LLC, that sells power at wholesale in Maryland; Reliant Energy Mid-Atlantic Power Services, Inc., which is a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Power Holdings, LLC, that sells power at wholesale in the Mid-Atlantic region; and Reliant

Energy New Jersey Holdings, LLC, a wholly-owned subsidiary of Reliant Energy Mid-Atlantic Power Holdings, LLC that sells power at wholesale in New Jersey. Each of these entities has market-based rate authority form the FERC. See Rule 58(b)(1)(v).

Reliant Energy Construction, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and provides finance and other services for power generation facilities. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Midwest region

Reliant Energy Aurora Holding Corp. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is a holding company for generation assets in Aurora, Illinois. Reliant Energy Aurora Development Corp. is the general partner of Reliant Energy Aurora I, LP and Reliant Energy Aurora II, LP. Reliant Energy Aurora I, LP is the limited partner of Reliant Energy Aurora II, LP. Reliant Energy Aurora II, LP is the limited partner of Reliant Energy Aurora, LP. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000). Reliant Energy Aurora, LP owns and operates a power project in Aurora, Illinois. Reliant Energy Aurora has been granted EWG status by the FERC and is authorized to sell power at wholesale at market-based rates. Reliant Energy Aurora, LP, 94 F.E.R.C. Paragraph 62,053 (2001) and Docket No. ER01-687 (2001).

Reliant Energy McHenry Development Corp. is the general partner of Reliant Energy McHenry I, L.P. Reliant Energy McHenry I, L.P. is the limited partner of Reliant Energy McHenry County, L.P. Reliant Energy McHenry II, L.P. is the general partner of Reliant Energy McHenry County, L.P. Reliant Energy McHenry County, L.P. is an inactive company.

Reliant Energy Shelby Holding Corp. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and the limited partner of Reliant Energy Shelby I, LP and Reliant Energy Shelby II, LP. Reliant Energy Shelby Development Corp. is a wholly-owned subsidiary of Reliant Energy Shelby Holding Corp. and the general partner of Reliant Energy Shelby I, LP and Reliant Energy Shelby II, LP. Reliant Energy Shelby I, LP is the general partner of Reliant Energy Shelby County, LP and Reliant Energy Shelby County II, LP. Reliant Energy Shelby II, LP is the limited partner of Reliant Energy Shelby County, LP and Reliant Energy Shelby County II, LP. Reliant Energy Shelby County, LP owns and operates a power generation facility in Shelby County, Illinois. Reliant Energy Shelby County II, LP was formed to provide equipment to the Reliant Shelby County project. Reliant Shelby County, LP has been granted EWG status by the FERC and is authorized to sell power at market-based rates. Reliant Energy Shelby County, LP, 91 F.E.R.C. Paragraph 62,025 (2000) and Docket No. ER00-1717 (2000).

Southeastern region

Reliant Energy Choctaw County, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power generation facility in Choctaw County, Mississippi. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Florida Holdings, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and holding company for generation facilities in Florida. Reliant Energy Indian River, LLC is a *wholly-owned subsidiary of Reliant Energy Florida Holdings, LLC that owns an electric generation facility in Indian River, Florida. Reliant Indian River has been granted EWG status and is authorized to sell power at wholesale at market-based rates. Energy Indian River, LLC, 88 F.E.R.C. Paragraph 62,030 (1999) and Minergy Neenah, L.L.C., 88 F.E.R.C. Paragraph 61,102 (1999).

Reliant Energy New Smyrna Beach, LLC is a wholly-owned subsidiary of Reliant Energy Florida Holdings, LLC and is developing a power generation facility in New Smyrna Beach, Florida. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Osceola, LLC, a wholly-owned subsidiary of Reliant Energy Florida Holdings, LLC, owns and operates a power generation facility in Osceola County, Florida. Reliant Osceola has been granted EWG status, Reliant Energy Osceola, LLC, 88 F.E.R.C. Paragraph 62.256 (1999), and authority to sell power at market-based rates, Middletown Power, LLC, 89 F.E.R.C. Paragraph 61,151 (1999).

Southwestern  Region

Reliant Resources, through Reliant Energy Power Generation, Inc., owns a 50 percent interest in El Dorado Energy, L.L.C., which is an EWG that owns a power generation facility in Boulder City, Nevada. The FERC has authorized El Dorado to sell power at market-based rates. El Dorado Energy, L.L.C., 85 F.E.R.C. Paragraph 61,006 (1998).

Reliant Energy Arrow Canyon, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power plant in Nevada. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Bighorn, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power project in Nevada. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Desert Basin, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns a power generation facility in Arizona. Reliant River Basin has been granted EWG status by the FERC and is authorized to sell power at market-based rates. Reliant Energy River Basis, LLC, 89 F.E.R.C. Paragraph 62,160 (1999).

Reliant Energy Mesa Vista, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power generation facility in Arizona. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Signal Peak, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power generation facility in Arizona. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Sunrise, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is inactive.

Texas

Reliant Energy Channelview (Delaware) LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and a limited partner for Reliant Energy Channelview, L.P. Reliant Energy Channelview (Texas) LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and general partner of Reliant Energy Channelview LP. Reliant Energy Channelview LP owns and operates a cogeneration project in Channelview, Texas, that is a "qualifying facility" under the Public Utility Regulatory Policies Act of 1978 ("PURPA"). See Rule 58(b)(1)(viii).

Reliant Energy Deer Park, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and operates a cogeneration facility in Deer Park, Texas. See Rule 58(b)(1(viii).

Reliant Energy Reeves County, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing gas storage facilities in Texas. See Rule 58(b)(1)(ix) and 58(b)(2).

Reliant Energy Renewables, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and a holding company for Reliant Energy Renewables Holdings, LLC. Reliant Energy Renewables Holdings, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the limited partner of subsidiaries developing generation facilities fueled by renewable resources in Texas. Reliant Energy Renewables Atascocita GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Atascocita, LP. Reliant Energy Renewables Baytown GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Baytown, LP.Reliant Energy Renewables Blue Bonnet GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Blue Bonnet, LP. Reliant Energy Renewables Coastal Plains GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Coastal Plains, LP. Reliant Energy Renewables Comal County GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Comal County, LP. Reliant Energy Renewables Conroe GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Conroe, LP. Reliant Energy Renewables Eastside GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Eastside, LP. Reliant Energy Renewables Fort Worth, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Fort Worth, LP. Reliant Energy Renewables Hillside GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Hillside, LP. Reliant Energy Renewables Lacy Lakeview GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Lacy Lakeview, LP. Reliant Energy Renewables Pecan Prairie GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Pecan Prairie, LP. Reliant Energy Renewables Security GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Security, LP. Reliant Energy Renewables Temple GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of

Reliant Energy Renewables Temple, LP. Reliant Energy Renewables Williamson County GP, LLC is a wholly-owned subsidiary of Reliant Energy Renewables, Inc. and the general partner of Reliant Energy Renewables Williamson County, LP. Reliant Energy Renewables Atascocita, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Baytown, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Blue Bonnet, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Coastal Plains, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Comal County, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Conroe, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Eastside, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Fort Worth, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Hillside, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Lacy Lakeview, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Pecan Prairie, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Security, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Temple, LP is developing a generation facility fueled by renewable resources in Texas. Reliant Energy Renewables Williamson County, LP is developing a generation facility fueled by renewable resources in Texas. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Sabine (Delaware), Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and a limited partner of Sabine Cogen, LP. Reliant Energy Sabine (Texas), Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and the general partner of Sabine Cogen, LP. Sabine Cogen, LP owns and operated a cogeneration facility in Sabine, Texas that is a "qualifying facility." See Rule 58(b)(1)(vii).

Western region

Reliant Energy California Holdings, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is a holding company for power generation businesses in California. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Reliant Energy Mandalay, Inc., a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns an electric generation facility located in California acquired from Southern California Edison Company, is an EWG. Reliant Energy Ormond Beach, Inc., a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns a power generation facility in Oxnard, California acquired from Southern California Edison Company, is an EWG. Reliant Energy Etiwanda, Inc., a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns a power generation facility in Rancho Cucamonga, California acquired from Southern California Edison Company, is an EWG. Reliant Energy Coolwater, Inc., a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns a power generation facility in Daggett, California acquired from Southern California Edison Company, is an EWG. Reliant Energy Ellwood, Inc., a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that owns a power generation facility in Goleta, California, is an EWG. Each of these EWGs has been authorized by the FERC to sell power at market-based rates. Ocean Vista Power Generation,

L.L.C., 82 F.E.R.C. Paragraph 61,114 (1998), and Ormond Beach Power Generation, L.L.C., 83 F.E.R.C. Paragraph 61,306 (1998).

Reliant Energy Rancho Cucamonga, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a generation facility in Rancho Cucamonga, California. Reliant Energy Colusa County, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and is developing a power generation facility in Colusa County, California. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

MULTI-REGIONAL SUPPORT SERVICES

Reliant Energy Wholesale Service Company is a wholly-owned subsidiary of Reliant Resources, Inc. and provides administrative and support services for RRI's wholesale generation subsidiaries. Reliant Energy Development Services, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and provides generating facility operations and maintenance services. Reliant Energy Power Operations I, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and provides corporate support services for the wholesale group. Reliant Energy Power Operations II, Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and provides corporate support services for the wholesale group. Reliant Energy Partsco, LLC is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. that purchases parts and provides other procurement services for generation facilities. See Rule 58(b)(1)(vii).

ORION POWER HOLDINGS, INC. is a holding company for merchant power generation plants and related assets in various regions of the eastern half of the United States. It is a wholly-owned subsidiary of Reliant Resources, Inc. that was acquired in February, 2002. The subsidiaries of Orion Power Holdings, Inc. are as follows:

Midwest Ceredo II Corporation is the direct parent company originally set up to purchase Ceredo Generating Station (dormant).

Midwest Ceredo Corporation is a company established to purchase the Ceredo Generating Station (dormant).

Ceredo Capacity, LLC is a company set up to purchase turbines for the Ceredo Generating Station (dormant).

Orion Power New York GP II, Inc. is a Delaware corporation established to own generating assets in New York (inactive).

Orion Power New York GP, Inc. is the general partner of Astoria Generating Company, LP, Erie Blvd. Hydropower, LP, and Carr Street Generating Station, LP. Orion Power New York LP, Inc. is the general partner of Orion Power New York, L.P. in Syracuse, NY. Orion Power New York, L.P. is a limited partnership that owns limited partnership interests in Astoria Generating Company, LP, Erie Blvd. Hydropower, LP, and Carr Street Generating Station, LP. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Astoria Generating Company, L.P. owns and operates generating facilities in New York. Astoria is an EWG. See Astoria Generating Co., L.P., 88 F.E.R.C. Paragraph 62,146 (1999). It also has market-based rate authority. See Minergy Neenah, L.L.C., 88 F.E.R.C. Paragraph 61,102 (1999).

Carr Street Generating Company, L.P. owns and operates generating facilities in New York. Carr Street is an EWG. See Carr St. Generating Co., L.P., 84 F.E.R.C. Paragraph 62,282 (1998). It also has market-based rate authority. See Carr St. Generating Co., 85 F.E.R.C. Paragraph 61,009 (1998).

Erie Boulevard Hydropower, L.P. owns and operates generating facilities in New York. Erie Boulevard is an EWG. See Erie Boulevard Hydropower, L.P, 87 F.E.R.C. Paragraph 61,378 (1999). It also has market-based rate authority. See Niagara Mohawk Power Corp,, 87 F.E.R.C. Paragraph 61,302 (1999).

Orion Power MidWest GP, Inc. is the general partner of Orion Power MidWest, L.P. in Pittsburgh, PA. Orion Power Midwest LP, Inc. is the limited partner of Orion Power MidWest, L.P. in Pittsburgh, PA. Orion Power MidWest, L.P. is an EWG that owns merchant power plants operating in PA and OH. Orion Power MidWest is an EWG. See Orion Power MidWest, L.P., 91 F.E.R.C. Paragraph 62,046 (2000). It also has market-based rate authority. See AmGen Vt., L.L.C., 90 F.E.R.C. Paragraph 61,307 (2000).

Midatlantic Liberty Corporation is a company that partially owns Liberty Electric PA, LLC. Midatlantic Liberty Member Corporation is a company that partially owns Liberty Electric PA, LLC. Midatlantic Liberty II Corporation is a company that partially owns Liberty Electric PA, LLC. Midatlantic Liberty Member II Corporation is a company that partially owns Liberty Electric PA, LLC. Liberty Electric PA, LLC is the direct parent company of Liberty Electric Power, LLC. Liberty Electric Power, LLC is an EWG that owns generating facilities in Pennsylvania. Liberty Electric is an EWG. See Liberty Electric Power, LLC, 89 F.E.R.C. Paragraph 62,252 (1999). It also has market-based rate authority. See Docket No. ER01-2398-000.

Twelvepole Creek, LLC is an EWG that owns generating facilities in Ceredo, WV. See Twelvepole Creek, LLC, 91 F.E.R.C. Paragraph 62,221 (2000). It also has market-based rate authority. See Twelvepole Creek, LLC, 94 F.E.R.C. Paragraph 61,162 (2001).

CPV Atlantic, Inc. is a Delaware corporation formed for the purpose of developing a generating facility in St. Lucie County, Florida. CPV Atlantic, Inc. owns CPV Atlantic, Ltd., the entity developing the project. CPV Atlantic, Ltd. is an EWG. See CPV Atlantic, Ltd., 94 F.E.R.C. F.E.R.C. Paragraph 62,193
(2001).

Orion Power Development Company, Inc. is a holding company for power plant development projects. . See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

OPD Group, Inc. is the parent company for various merchant power plant development projects. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Beaver River, LLC is a project company for the discontinued Beaver River project in PA. Midwest Beaver Corporation is a member company for the discontinued Beaver River project.

Midatlantic Kelson Corporation holds a 2% interest in Free State Free State Electric, LLC, which is a project company for Kelson Ridge project in MD. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Grane Creek, LLC is a project company for the discontinued Grane Creek project in KY. Midwest Henderson Corp. is a member company for the discontinued Grane Creek project.

Orion Power Atlantic, Inc. is the parent company of Orion Power Atlantic LLC. Orion Power Atlantic LLC is the direct parent company of Orion Power Atlantic Ltd. Orion Power Atlantic Ltd. is an EWG project company in Port St. Lucie, FL. See, e.g., PowerGen plc, Holding Co. Act Release No. 27291 (Dec. 6, 2000).

Orion Power Operating Services, Inc. is the parent company of subsidiaries that operate and service power plants. Orion Power Operating Services MidAtlantic, Inc. is a corporation that operates power plants for Liberty Electric Power, LLC. Orion Power Operating Services Midwest, Inc. is a corporation that operates power plants for Orion Power MidWest, L.P. Orion Power Operating Services Astoria, Inc. is a corporation that operates power plants for Astoria Generating Company, LP. Orion Power Operating Services Coldwater, Inc. is a corporation that operates power plants for Erie Boulevard Hydropower, L.P. Orion Power Operating Services Carr Street, Inc. is a corporation that operates power plants for Carr Street Generating Station, L.P. The Commission Staff has concurred in the conclusion that operators of facilities owned by exempt wholesale generators, which are not considered to be public utility companies under the Act, are not public utility companies for purposes of the Act. See, e.g., Dow Chemical Canada, Inc., SEC No-Action Letter (June 9, 1994).

Midwest Ash Disposal, Inc. is a corporation that owns and operates a fly ash disposal site in Pittsburgh, PA. See CP&L Holdings, Inc., Holding Co. Act Release No. 27284 (Nov. 27, 2000) (permitting investment in fly ash disposal).

EUROPE GROUP

Reliant Energy Europe Trading & Marketing, Inc. is the holding company for Reliant Resources' European trading operations. Reliant Energy Financial Trading B.V. is a wholly-owned subsidiary of Reliant Energy Europe Trading & Marketing, Inc. that trades in financial derivatives on NORDPOOL, the Scandinavian power exchange. Reliant Energy Trading & Marketing, B.V. is a wholly-owned subsidiary of Reliant Energy Europe Trading & Marketing, Inc. in the Netherlands that engaged in power marketing and trading services in Europe. Reliant Energy Trading & Marketing GmbH is a wholly-owned German subsidiary of Reliant Energy Trading & Marketing, B.V. This entity is an origination office for energy trades but does not engage in transactions in its own name.

Reliant Energy Capital (Europe), Inc. is a wholly-owned subsidiary of Reliant Energy Power Generation, Inc. and a holding company for Reliant Energy Europe, Inc. Reliant Energy Trading and Marketing (UK) B.V. is a wholly-owned subsidiary of Reliant Energy Europe, Inc. that engages in energy trading and marketing operations in the U.K. The Applicants ask the Commission to reserve jurisdiction over the retention of these entities pending completion of the Distribution.

Reliant Energy Europe, Inc.is a wholly-owned subsidiary of Reliant Energy Capital (Europe), Inc. and a holding company for Netherlands-based power generation companies. Reliant Energy Wholesale (Europe) Holdings B.V. is a partner in the ownership structure of Reliant Energy UNA B.V. Reliant Energy Wholesale (Europe) Holdings II C.V. is a partner in the ownership structure of Reliant Energy UNA B.V. Reliant Energy Wholesale (Europe) C.V. is a partner in the ownership structure of Reliant Energy UNA B.V.

Reliant Energy UNA B.V., which is a "foreign utility company" within the meaning of Section 33 of the Act, is the sole shareholder of Reliant Energy Power Generation Benelux B.V. Reliant Energy Power Generation Benelux B.V. ("REPGB") is a wholly-owned subsidiary of Reliant Energy UNA, BV. REPGB is one of the Netherlands' four largest generating companies. In 2001, REPGB generated approximately 20% of the country's electricity production, excluding electricity generated by cogeneration or other industrial processes. As of December 31, 2001, REPGB owned and operated 134 generating stations with 3,496 megawatts of capacity. REPGB's generating stations also supply several large municipalities with hot water for district heating purposes. In 2001, approximately 47% of REPGB's generation output was natural gas fired, 15% was blast furnace fired, 38% was coal fired and less than 1% was oil fired.

REPGB also has the following investments:

        BV Antraciet Handelsvereeniging (dormant)                100%       NTH
        B.V. Nederlands Elektriciteit Administratiekantoor(1)     25%       NTH
           Demkolec B.V. (environmental initiatives)             100%       NTH
           N.V. GKN (holding company)                            100%       NTH
              COVRA B.V. (minority interest in generation)        30%       NTH
        Electorisk NV(2)                                          21%       NTH
        GKE BV  (coal procurement)                                16%       NTH
        Howo GmbH  (dormant)                                      10%       GER
        KEMA NV (environmental consulting)                        10%       NTH
        NEM BV (engineering and consulting)                        2%       NTH
        Power Investments BV (in process of liquidating)         100%       NTH
           Axima BV                                               45%       NTH
        Power Projects BV (dormant)                               50%       NTH
        Power Services BV (dormant)                              100%       NTH

--------------------------
  (1) This entity, which is in the process of liquidating, was formerly the pooling authority into which the four Dutch generating companies sold their output.
  (2) This entity is a captive insurance company jointly owned by the four Dutch generating companies.

        Power Total Maintenance BV (dormant)                      50%       NTH
        UNA Milieu NV (dormant)                                  100%       NTH
           Ecosun BV                                              67%       NTH
        Vasim BV ("green power" consulting)                       15%       NTH
        Vliegasunie BV (fly ash disposal)                         16%       NTH